UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

INVERTED PARADIGMS CORPORATION
(Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 929
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

This Current Report on Form 8-K/A amends and restates the Registrant’s Form 8-K filed on October 10, 2007. This filing corrects certain information in the narrative portion of the prior filing to agree with the terms and conditions of the Bill of Sale attached as Exhibit 99.1 to the prior filing and to this filing.

Item 1.01	Entry into a Material Definitive Agreement

On October 2, 2007, we closed an agreement (the “Agreement”) with GAMI, LLC for the sale of all tangible and intangible property relating to our Silent Sword software together with 750,000 shares of 1 for 100 post split common shares of the Registrant for the combined purchase price of $150,000. The stock is considered restricted securities as defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

Item 3.02	Sales of Unregistered Securities

The information contained in Item 1.01 of this Current Report is incorporated by this reference into this Item 3.02. At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1 Bill of Sale

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INVERTED PARADIGMS CORPORATION

Dated: November 6, 2007   By: /s/ Chris Trina
                                                   Chris Trina
                                                   Chief Executive Officer